United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2007

Langer, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12991 (Commission File Number)	11-2239561 (IRS Employer Identification Number)

450 Commack Road, Deer Park, New York (Address of principal executive offices)	11729-4510 (Zip Code)

Registrant’s telephone number, including area code: 631-667-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Twincraft Acquisition

Registration Rights Agreement

In connection with consummation of the Twincraft Acquisition (as defined below in Item 2.01), Langer, Inc. (“Langer”), a Delaware company, entered into a Registration Rights Agreement (“Registration Rights Agreement”), dated January 23, 2007, with Peter A. Asch, Richard D. Asch, A. Lawrence Litke, and Joseph M. Candido (collectively, the “Sellers”). The Registration Rights Agreement provides for Langer to register under the Securities Act of 1933, on or before December 23, 2007, the shares of Langer common stock issuable to the Sellers pursuant to the stock purchase agreement (the “Stock Purchase Agreement”), dated November 14, 2006, by and among Langer and the Sellers.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Employment Agreement - Peter A. Asch

On January 23, 2007, in connection with the Twincraft Acquisition, Twincraft, Inc., a Vermont corporation (“Twincraft”) entered into an employment agreement with Mr. Peter A. Asch (the "Peter Asch Employment Agreement"), who will serve as president of Twincraft, now a wholly-owned subsidiary of Langer. This agreement is for a term of three years, and provides for initial base compensation of $294,000 per year, (subject to increase in the discretion of Langer’s Board of Directors), plus annual bonuses payable at the discretion of Langer’s Board of Directors. The agreement also provides that Mr. Asch will receive a non-accountable expense allowance at the rate of $20,000 per year, payable monthly. In addition, under the Peter Asch Employment Agreement, Mr. Asch received a stock option award under Langer’s 2005 Stock Incentive Plan to purchase 200,000 shares of Langer’s common stock having an exercise price equal to $4.20 per share, of which (i) 66,666 vest on January 23, 2009; (ii) 66,666 vest on January 23, 2010; and (iii) 66,667 vest on January 23, 2011.

The Peter Asch Employment Agreement contains a non-competition covenant and non-solicitation provisions (relating to Twincraft’s and Langer’s employees and customers) effective during the term of his employment and for one year after any termination of Mr. Asch’s employment  for cause, voluntarily or due to death or disability and for the duration of any extended severance period of up to 12 months in the event of termination of employment without cause due to failure to renew or extend this employment agreement.

The foregoing description of the Peter Asch Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Peter Asch Employment Agreement, which is included as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Employment Agreement - Lawrence Litke

On January 23, 2007, in connection with the Twincraft Acquisition, Twincraft entered into an employment agreement with Mr. Lawrence Litke (the "Litke Employment Agreement"), who will serve as chief operating officer of Twincraft, now a wholly-owned subsidiary of Langer. This agreement is for a term of three years, provides for initial base compensation of $177,600 per year, (subject to increase in the discretion of Langer’s Board of Directors), plus annual bonuses payable at the discretion of Langer’s Board of Directors. The agreement also provides that, Mr. Litke will receive a non-accountable expense allowance at the rate of $7,000 per year, payable monthly. In addition, under the Litke Employment Agreement, Mr. Litke received a stock option award under Langer’s 2005 Stock Incentive Plan to purchase 100,000 shares of Langer’s common stock having an exercise price equal to $4.20 per share, of which (i) 33,333 vest on January 23, 2009; (ii) 33,333 vest on January 23, 2010; and (iii) 33,334 vest on January 23, 2007.

The Litke Employment Agreement contains a non-competition covenant and non-solicitation provisions (relating to Twincraft’s and Langer’s employees and customers) effective during the term of his employment and for one year after any termination of Mr. Litke’s employment for cause, voluntarily or due to death or disability and for the duration of any extended severance period of up to 12 months in the event of termination of employment without cause due to failure to renew or extend this employment agreement.

The foregoing description of the Litke Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Litke Employment Agreement, which is included as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Employment Agreement - Richard Asch

On January 23, 2007, in connection with the Twincraft Acquisition, Twincraft entered into an employment agreement with Mr. Richard Asch (the "Richard Asch Employment Agreement"), who will serve in a managerial capacity on behalf of Twincraft, now a wholly-owned subsidiary of Langer. This agreement is for a term of two years, and provides for base compensation of (i) $149,000 per year, during the first year of the employment term, and (ii) $30,000 during the second year of the employment term. After July 1, 2007, Mr Asch will be employed as a part-time employee of Twincraft. Richard Asch is the brother of Peter Asch, president of Twincraft and a member of Langer’s Board of Directors.

The Richard Asch Employment Agreement contains a non-competition covenant and non-solicitation provisions (relating to Twincraft’s and Langer’s employees and customers) effective during the term of his employment and for one year after any termination of Mr. Asch’s employment.

The foregoing description of the Richard Asch Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Richard Asch Employment Agreement, which is included as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Consulting Agreement - Fifth Element, LLC

On January 23, 2007, in connection with the Twincraft Acquisition, Twincraft entered into a consulting agreement with Fifth Element, LLC, the principal of which is Joseph Candido, one of the Sellers (the "Fifth Element Consulting Agreement"). Pursuant to the Fifth Element Consulting Agreement, Mr. Candido will serve as Vice President of Sales and Marketing of Twincraft. This agreement is for a term of three years, and provides for a consulting fee of $208,000 per year, (subject to increase in the discretion of Langer’s Board of Directors), plus annual bonuses payable at the discretion of Langer’s Board of Directors. The agreement also provides that Fifth Element, LLC will receive a non-accountable expense allowance at the rate of $3,000 per year, payable monthly. In addition, under the Fifth Element Consulting Agreement, Mr. Candido received a stock option award under Langer’s 2005 Stock Incentive Plan to purchase 100,000 shares of Langer’s common stock having an exercise price equal to $4.20 per share, of which (i) 33,333 vest on January 23, 2009; (ii) 33,333 vest on January 23, 2010; and (iii) 33,334 vest on January 23, 2007.

The Fifth Element Consulting Agreement contains a non-competition covenant and non-solicitation provisions (relating to Twincraft’s and Langer’s employees and customers) effective during the term of this consulting agreement and for one year after any termination of this consulting agreement for cause, voluntarily or due to death or disability and for the duration of any extended severance period of up to 12 months in the event of termination of this consulting agreement without cause due to failure to renew or extend this consulting agreement.

The foregoing description of the Fifth Element Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the Fifth Element Consulting Agreement, which is included as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Lease Agreement - Winooski, VT

On January 23, 2007, in connection with the Twincraft Acquisition, Twincraft entered into a lease agreement (the “Winooksi Lease”) with Asch Partnership, a Vermont general partnership, the principals of which are the father and uncle of Mr. Peter A. Asch. Mr. Asch is the president of Twincraft and a member of Langer’s Board of Directors. Pursuant to the Winooski Lease, Twincraft will lease approximately 90,500 square feet in Winooski, VT, for use as a manufacturing facility. The Winooski Lease will run for seven years, commencing January 23, 2007 (the “Initial Term”) and is subject to an additional seven year term at Twincraft’s option (the “Extended Term”). Base rent during year one of initial term is $362,000 per annum and is subject to annual escalations up to $452,500 in year seven of the Initial Term. Additionally, Twincraft has an option to purchase the property covered by the Winooski Lease for $4,000,000 during the Initial Term and at fair market value during the Extended Term. Twincraft is also responsible for payments to cover taxes and operating expenses relating to the Winooksi Lease.

The foregoing description of the Winooski Lease does not purport to be complete and is qualified in its entirety by reference to the Winooski Lease, which is included as Exhibit 10.6 to this Current Report on Form 8-K and incorporated herein by reference.

Lease Agreement - Essex, VT

On January 23, 2007, in connection with the Twincraft Acquisition, Twincraft entered into an amendment to its existing sublease agreement dated October 1, 2003 (the “Essex Lease”) with Asch Enterprises, LLC (“Asch Enterprises”), a Vermont limited liability company, the principal of which is Mr. Peter A. Asch, president of Twincraft and a member of Langer’s Board of Directors. Pursuant to the Essex Lease, Twincraft will lease approximately 76,000 square feet in Essex, VT, for use as a warehouse facility. The term of the Essex Lease expires on October 1, 2010. Base rent during the term of the Essex Lease is $303,600 per annum. In the event Asch Enterprises exercises its option under the prime lease to purchase the property covered by the Essex Lease (the “Essex Option”), Asch Enterprises will pay Twincraft 25% of the rent paid by Asch Enterprises to the over landlord of the Essex Lease subsequent to the closing the Twincraft Acquisition. Twincraft is also responsible for payments to cover taxes and operating expenses relating to the Essex Lease.

The foregoing description of the Essex Lease does not purport to be complete and is qualified in its entirety by reference to the Essex Lease, which is included as Exhibit 10.7 to this Current Report on Form 8-K and incorporated herein by reference.

Restricted Stock Awards

Effective as of January 23, 2007, Langer entered into a restricted stock award agreement (the "RSA Agreements") with each of Warren B. Kanders (500,000 shares), Chairman of the Board of Directors of Langer and a holder of more than 10% of the outstanding common stock of Langer; W. Gray Hudkins (275,000 shares), President and Chief Executive Officer and a Director of Langer; Kathryn Kehoe (75,000 shares), Senior Vice President of Langer; Stephen M. Brecher (7,500 shares), a Director of Langer and Chairman of the Audit Committee; Burtt R. Ehrlich, (7,500 shares), a Director of Langer and Chairman of the Compensation Committee; Arthur Goldstein (7,500 shares), a Director of Langer; and Stuart P. Greenspon (7,500 shares), a Director of Langer. The foregoing persons have been awarded restricted shares in the amounts set forth above under the terms of Langer's 2005 Stock Incentive Plan. Under the terms of the RSA Agreements, the shares are not presently vested and will vest in the event of change of control of Langer or if and when Langer achieves earnings (excluding non-recurring events in the discretion of Langer's Board of Directors) before interest, taxes, depreciation and amortization ("EBITDA") of at least an aggregate of $10,000,000 in any four consecutive calendar quarters, as reflected in Langer 's Quarterly Reports on Form 10-Q or Annual Report on Form 10-K, as applicable, commencing with the quarter beginning January 1, 2007. In the event of a divestiture of a business unit of Langer, EBITDA for any such period of four quarters that includes the date of the divestiture shall be the greater of (i) the actual EBITDA for the relevant four quarters, and (ii) the sum of (a) the actual EBITDA through the date of divestiture and (b) the actual EBITDA from the date of divestiture less EBITDA attributable to the divested portion of the business plus an amount equal to 20% of the purchase price paid to Langer in the divestiture. The shares may not be transferred for a period of 18 months following the vesting of the shares.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 23, 2007, Langer completed the acquisition of all of the capital stock of Twincraft (the “Twincraft Acquisition”), a leading private label manufacturer of specialty bar soap focused on the health and beauty, amenities, mass and direct marketing channels. The Twincraft Acquisition was consummated pursuant to the Stock Purchase Agreement which was previously described in Langer’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 20, 2006.

The purchase price for the Twincraft Acquisition was approximately $26.7 million, with $22.9 million paid in cash and the balance through the issuance of 999,375 shares of Langer common stock (the “Consideration Shares”).The purchase price will be subject to adjustment based on the operating performance of Twincraft for the year ended December 31, 2006 and based on Twincraft’s working capital at closing. Any such adjustment based upon operating performance will be made through the delivery or return of cash and Consideration Shares in an 85% to 15% proportion, respectively, and any adjustment on account of working capital will be made with cash. At closing each of the Sellers delivered a lock-up agreement to Langer pursuant to which each of the Sellers agreed not to sell the Consideration Shares pursuant to the following schedule: (i) 100% of such shares will be locked-up for 12 months following closing; and (ii) 50% of such shares will be locked-up for 24 months following closing.

The Consideration Shares issued in the Twincraft Acquisition were not registered under the Securities Act of 1933 in reliance upon the exemption from registration provided by Section 4(2) of that Act and Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering.

A copy of the Stock Purchase Agreement is attached to this report as Exhibit 10.8 is incorporated herein by reference as though fully set forth herein The foregoing summary description of the Stock Purchase Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Stock Purchase Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

See the disclosure set forth under Item 2.01, which is incorporated by reference into this Item 3.02.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c) (d) On January 23, 2007, in connection with the Twincraft Acquisition, Mr. Peter A. Asch was appointed as president of Twincraft. Langer’s Board of Directors also appointed Mr. Peter A. Asch to fill a vacancy on the Board of Directors, to serve until the next annual meeting of stockholders. Under the terms of the Stock Purchase Agreement Langer agreed to appoint Mr. Asch to its Board of Directors, effective as of the closing of the Twincraft acquisition.

Mr. Asch, who is 46 years of age, has been the chief executive officer of Twincraft since 1995.  In 1983, Mr. Asch graduated with a B.S. in Political Science and International Relations from Queen’s University located in Kingston, Ontario.  Mr. Asch has no family relationships with any other director or executive officer of Langer. The material terms of the Peter Asch Employment Agreement are set forth in Item 1.01 above and incorporated herein by reference.

In connection with the Twincraft Acquisition, Mr. Asch received as consideration for the purchase of his Twincraft shares, approximately $10,417,987 in cash and 607,897 shares of Langer common stock. Mr. Asch is also the principal of the landlord to the Essex Lease as discussed in Item 1.01 above and incorporated herein by reference.

Item 8.01 Other Events.

Agreements with Note Holders

On December 8, 2006, Langer sold an aggregate of $28,880,000 of Langer’s 5% convertible subordinated notes due December 7, 2011 (the “Notes”) to investors (the “Note Holders”), which Notes are convertible into shares of Langer’s common stock (such shares, the “Conversion Shares,” which term includes such additional number of shares of Common Stock as may be issuable on account of any adjustment of the conversion price under the Notes), as previously disclosed by Langer in its Current Report on Form 8-K dated December 8, 2006. Langer will be seeking stockholder approval of the issuance of the Conversion Shares in order to satisfy any applicable regulatory requirements to which it may be subject. Pending such approval, Langer has agreed not to issue securities which would cause the conversion price of the Notes to be reduced to below $4.06. In connection therewith, Langer has obtained agreements from Note Holders holding approximately $24,000,000 in the aggregate principal amount of the Notes, which amount represents approximately 84% of the aggregate principal amount of all Notes, not to convert their Note into Conversion Shares prior to the date on which Langer’s stockholders have approved the issuance of the Conversion Shares issuable upon conversion of the Notes.

Voting Agreements

In connection with the approval of the sale of the Notes and the issuance of the Conversion Shares, Langer has obtained voting agreements from certain holders of the issued and outstanding shares of Langer common stock. Each Voting Agreement provides that at any meeting held by Langer prior to July 1, 2007, or in connection with any written consent of the stockholders of Langer, the stockholder will vote all shares of Langer beneficially owned by the stockholder on the date of the Voting Agreement, together with any additional shares of capital stock of Langer acquired by the stockholder or as to which the stockholder acquires direct or indirect voting or investment power during the term of the Voting Agreement, in favor of the ratification and approval of the issuance of (i) the Notes, and (ii) the Conversion Shares issuable upon conversion of the Notes.

Waiver of Lock-up Agreement

On January 23, 2007, Langer agreed to waive an agreement prohibiting Andrew H. Meyers, former President and CEO of Langer, from selling his remaining shares of Langer common stock.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of the Business Acquired. Pursuant to paragraph (a)(4) of Item 9.01 of Form 8-K, the financial statements required to be filed under paragraph (a) of this Item 9.01 will be filed as soon as practicable, but not later than the time required by Item 9.01 of Form 8-K.

(b) Pro Forma Financial Information. Pursuant to paragraph (a)(4) of Item 9.01 of Form 8-K, the pro forma financial information required to be filed under paragraph (b) of this Item 9.01 will be filed as soon as practicable, but not later than the time required by Item 9.01 of Form 8-K.

(d) Exhibits. The following Exhibits are filed herewith as a part of this report:

Exhibit	Description

10.1	Registration Rights Agreement dated as of January 23, 2007, by and between Langer, Inc., Peter A. Asch, Richard D. Asch, A. Lawrence Litke, and Joseph M. Candido.

10.2	Employment Agreement dated January 23, 2007, between Twincraft, Inc. and Peter A. Asch.

10.3	Employment Agreement dated January 23, 2007, between Twincraft, Inc. and A. Lawrence Litke.

10.4	Employment Agreement dated January 23, 2007, between Twincraft, Inc. and Richard. Asch.

10.5	Consulting Agreement dated January 23, 2007, between Twincraft, Inc. and Fifth Element LLC

10.6	Lease Agreement dated January 23, 2007, between Twincraft, Inc. and Asch Partnership

10.7	Lease dated October 1, 2003 and as amended January 23, 2006, between Twincraft, Inc. and Asch Enterprises, LLC.

10.8	Stock Purchase Agreement dated as of November 14, 2006, by and among Langer, Inc., Peter A. Asch, Richard D. Asch, A. Lawrence Litke, and Joseph M. Candido

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Langer, Inc.

Date: January 29, 2007	By:	/s/ W. Gray Hudkins
Name: W. Gray Hudkins
Title: Chief Executive Officer

Exhibit Index

Exhibit	Description

10.1	Registration Rights Agreement dated as of January 23, 2007, by and between Langer, Inc., Peter A. Asch, Richard D. Asch, A. Lawrence Litke, and Joseph M. Candido.

10.2	Employment Agreement dated January 23, 2007, between Twincraft, Inc. and Peter A. Asch.

10.3	Employment Agreement dated January 23, 2007, between Twincraft, Inc. and A. Lawrence Litke.

10.4	Employment Agreement dated January 23, 2007, between Twincraft, Inc. and Richard. Asch.

10.5	Consulting Agreement dated January 23, 2007, between Twincraft, Inc. and Fifth Element LLC

10.6	Lease Agreement dated January 23, 2007, between Twincraft, Inc. and Asch Partnership

10.7	Lease dated October 1, 2003 and as amended January 23, 2006, between Twincraft, Inc. and Asch Enterprises, LLC.

10.8	Stock Purchase Agreement dated as of November 14, 2006, by and among Langer, Inc., Peter A. Asch, Richard D. Asch, A. Lawrence Litke, and Joseph M. Candido